Exhibit 99.6

_________________________________________________________________
_________________________________________________________________








                         SERIES A WARRANT









No. WA-____                                _______________ Shares
                                                PPN:  861502 2* 2


                   Series A Warrant To Purchase
                      Shares Of Common Stock

                                Of

                        Stokely USA, Inc.

                     Void after July 25, 2006










_________________________________________________________________
_________________________________________________________________

                        TABLE OF CONTENTS

                                                             Page


1.   EXERCISE OF WARRANT . . . . . . . . . . . . . . . . . . .  1

2.   RESERVATION OF COMMON STOCK . . . . . . . . . . . . . . .  2

3.   PROTECTION AGAINST DILUTION . . . . . . . . . . . . . . .  2
     3.1  Share Dividends, Subdivisions and Combinations . . .  2
     3.2  Issuance of Additional Shares of Common Stock. . . .  3
     3.3  Issuance of Warrants or Other Rights, Convertible
          Securities . . . . . . . . . . . . . . . . . . . . .  3
     3.4  Other Provisions Applicable to Adjustments Under
          this Section . . . . . . . . . . . . . . . . . . . .  5
     3.5  Extraordinary Dividends. . . . . . . . . . . . . . .  7
     3.6  Adjustment of Number of Shares Purchasable . . . . .  7
     3.7  Minimum Adjustment . . . . . . . . . . . . . . . . .  7
     3.8  Notice of Adjustments. . . . . . . . . . . . . . . .  7
     3.9  Date of Determination of Current Market Price. . . .  8

4.   MERGERS, CONSOLIDATIONS, SALES. . . . . . . . . . . . . .  8

5.   DISSOLUTION OR LIQUIDATION. . . . . . . . . . . . . . . .  9

6.   NOTICE OF EXTRAORDINARY DIVIDENDS . . . . . . . . . . . .  9

7.   FRACTIONAL SHARES . . . . . . . . . . . . . . . . . . . .  9

8.   FULLY PAID STOCK; TAXES . . . . . . . . . . . . . . . . . 10

9.   CLOSING OF TRANSFER BOOKS . . . . . . . . . . . . . . . . 10

10.  RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES;
     COMPLIANCE WITH LAWS. . . . . . . . . . . . . . . . . . . 10
     10.1 In General . . . . . . . . . . . . . . . . . . . . . 10
     10.2 Restrictive Legends. . . . . . . . . . . . . . . . . 10
     10.3 Notice of Proposed Transfer; Registration Not
          Required . . . . . . . . . . . . . . . . . . . . . . 11
     10.4 Required Registration. . . . . . . . . . . . . . . . 12
     10.5 Incidental Registration. . . . . . . . . . . . . . . 15
     10.6 Registration Procedures. . . . . . . . . . . . . . . 17
     10.7 Preparation; Reasonable Investigation. . . . . . . . 21
     10.8 Rights of Requesting Holders . . . . . . . . . . . . 22
     10.9 Expenses . . . . . . . . . . . . . . . . . . . . . . 22
     10.10     Indemnification . . . . . . . . . . . . . . . . 22
     10.11     Other Registration of Common Stock. . . . . . . 23
     10.12     Availability of Information . . . . . . . . . . 23
     10.13     SWIB Warrants . . . . . . . . . . . . . . . . . 24

11.  PARTIAL EXERCISE AND PARTIAL ASSIGNMENT . . . . . . . . . 24

12.  WARRANT DENOMINATIONS . . . . . . . . . . . . . . . . . . 25

13.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . 25

14.  LOST, STOLEN WARRANTS, ETC. . . . . . . . . . . . . . . . 29

15.  WARRANT HOLDER NOT SHAREHOLDER. . . . . . . . . . . . . . 29

16.  SEVERABILITY. . . . . . . . . . . . . . . . . . . . . . . 29

17.  INDEX AND CAPTIONS. . . . . . . . . . . . . . . . . . . . 29

18.  APPLICABLE LAW. . . . . . . . . . . . . . . . . . . . . . 29

THIS WARRANT AND THE COMMON STOCK ISSUABLE UPON EXERCISE HEREOF
HAVE NOT BEEN REGISTERED OR QUALIFIED FOR SALE UNDER THE
SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW
AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH
REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT OR ANY SUCH
STATE LAWS WHICH MAY BE APPLICABLE.

No. WA-_________                                   _______ SHARES

                   SERIES A WARRANT TO PURCHASE

                      SHARES OF COMMON STOCK

                                OF

                        STOKELY USA, INC.

                     Void after July 25, 2006


     THIS IS TO CERTIFY that, for value received and subject to the provisions hereinafter set forth, _____________________________________________________________ or
assigns, is entitled to purchase from Stokely USA, Inc., a Wisconsin corporation (the "Company"), at any time up to and including 5:00 P.M. E.S.T. on July 25, 2006 (the "Expiration Date"), _________ shares of Common Stock of the Company of the par value of $.05 per share, subject to the provisions and adjustments and on the terms and conditions hereinafter set forth, at the price per share equal to the Initial per share Warrant Price (as defined in Section 13 hereof).

     The aggregate price of the Common Stock which may be purchased upon the exercise of this Warrant shall be equal to the Initial per share Warrant Price multiplied by the number of shares initially purchasable hereunder. The aggregate price is not subject to adjustment and is herein sometimes referred to as the "aggregate Warrant Price." The Initial per share Warrant Price is, however, subject to adjustment as provided in Section 3 (such price, or such price as last adjusted, as the case may be, being herein referred to as the "per share Warrant Price"). The said number of shares purchasable hereunder is likewise subject to adjustment as hereinafter provided.

     The terms which are capitalized herein shall have the meanings specified in Section 13 unless the context shall otherwise require.

1.   EXERCISE OF WARRANT.

     Subject to the conditions hereinafter set forth, this Warrant may be exercised in whole at any time or in part from time to time prior to the Expiration Date (the "Exercise Date") by the holder hereof, by the surrender of this Warrant (with the subscription form at the end hereof duly executed) at the principal office of the Company in Oconomowoc, Wisconsin, and upon payment to the Company of the aggregate Warrant Price (or the proportionate part thereof if exercised in part) for the shares so purchased. Payment for the shares purchased by the holder pursuant to this Section 1 shall be made at the holder's option either (i) in funds current in Oconomowoc, Wisconsin or
(ii) by surrender for cancellation of any of the Notes held by such holder, at par, for the shares to be purchased. If this Warrant is exercised in respect of less than all of the shares of said Common Stock at the time purchasable hereunder, the holder hereof shall be entitled to receive a new Warrant of the same series covering the number of shares in respect of which this Warrant shall not have been exercised and setting forth the per share Warrant Price applicable to such shares; provided, however, that this Warrant and all rights and options hereunder shall expire on the Expiration Date, and shall be wholly null and void to the extent this Warrant is not exercised before it expires.

     If the principal of any Note is tendered in payment of the purchase price and the unpaid principal amount thereof exceeds the purchase price, the Company will (without charge to the holder) promptly issue and deliver to the holder a new Note, in exchange for the Note so tendered, in a principal amount equal to such excess and issued in the name of the holder or its designated nominee or assignee and dated as provided in the Note Agreement.

2.   RESERVATION OF COMMON STOCK.

     The Company covenants and agrees that at all times prior to the Expiration Date it will have authorized, and in reserve, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

3.   PROTECTION AGAINST DILUTION.

     The per share Warrant Price and the number of shares deliverable hereunder shall be adjusted as hereinafter set forth:

     3.1 Share Dividends, Subdivisions and Combinations. In case after the date hereof the Company shall:

          (a) take a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend payable in, or other distribution of, Common Stock, or

          (b) subdivide its outstanding shares of Common Stock into a larger number of shares of Common Stock, or

          (c) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock,

then the per share Warrant Price shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction (i) the numerator of which shall be the total number of outstanding shares of Common Stock of the Company immediately prior to such event, and
(ii) the denominator of which shall be the total number of outstanding shares of Common Stock of the Company immediately after such event.

     3.2 Issuance of Additional Shares of Common Stock. In case after the date hereof the Company shall (except as hereinafter provided) issue any Additional Shares of Common Stock for a consideration (i) less than the then effective per share Warrant Price or (ii) less than the Current Market Price per share, then the per share Warrant Price upon each such issuance shall be adjusted to that price determined by multiplying the per share Warrant Price in effect immediately prior to such event by a fraction:

          (a) if issued for a consideration per share less than the then effective per share Warrant Price:

               (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the then effective per share Warrant Price, and

               (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

          (b) if issued for a consideration per share less than the Current Market Price per share of Common Stock:

               (i) the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of shares of Common Stock which the aggregate consideration for the total number of such Additional Shares of Common Stock so issued would purchase at the Current Market Price per share, and

               (ii) the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such Additional Shares of Common Stock plus the number of such Additional Shares of Common Stock so issued.

     If such Additional Shares of Common Stock shall be issued at a price per share less than both the then effective per share Warrant Price and the then Current Market Price per share of Common Stock, the per share Warrant Price shall be adjusted in the manner which will result in the greatest reduction of the per share Warrant Price. The provisions of this Section 3.2 shall not apply to any Additional Shares of Common Stock which are distributed to holders of Common Stock as a stock dividend, distribution or subdivision, for which an adjustment is provided for under Section 3.1. No adjustment of the per share Warrant Price shall be made under this Section 3.2 prior to or upon the issuance of any Additional Shares of Common Stock which are issued pursuant to the exercise of any warrants or other subscription or purchase rights or pursuant to the exercise of any conversion or exchange rights in any Convertible Securities, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights or upon the issuance of such Convertible Securities (or upon the issuance of any warrants or other rights therefor) pursuant to Section 3.3.

     3.3 Issuance of Warrants or Other Rights, Convertible Securities. In case the Company shall issue any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or issue Convertible Securities and the consideration per share for which Additional Shares of Common Stock may at any time thereafter be issuable pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities shall be (i) less than the then effective per share Warrant Price or (ii) less than the Current Market Price, then the per share Warrant Price shall be adjusted as provided in Section 3.2 above on the basis that:

          (a) the maximum number of Additional Shares of Common Stock issuable pursuant to all such warrants or other rights or necessary to effect the conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the earlier of (i) the date on which the Company shall enter into a firm contract or commitment for the issuance of such warrants, other rights or Convertible Securities or (ii) the date of actual issuance of such warrants, other rights or Convertible Securities, and

          (b) the aggregate consideration for such maximum number of Additional Shares of Common Stock shall be deemed to be the minimum consideration received and receivable by the Company for the issuance of such Additional Shares of Common Stock pursuant to such warrants or other rights or pursuant to the terms of such Convertible Securities.

     No adjustment of the per share Warrant Price shall be made under this Section 3.3 upon the issuance of any Convertible Securities which are issued pursuant to the exercise of any warrants or other subscription or purchase rights therefor, if any such adjustment shall previously have been made upon the issuance of such warrants or other rights pursuant to this
Section 3.3.

     3.4  Other Provisions Applicable to Adjustments Under this
Section. The following provisions shall be applicable to the making of adjustments in the per share Warrant Price hereinbefore provided in this Section 3:

          (a) Computation of Consideration. To the extent that any Additional Shares of Common Stock or any Convertible Securities or any warrants or other rights to subscribe for or purchase any Additional Shares of Common Stock or any Convertible Securities shall be issued for a cash consideration, the consideration received by the Company therefor shall be deemed to be the amount of the cash received by the Company therefor, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are offered by the Company for subscription, the subscription price, or, if such Additional Shares of Common Stock or Convertible Securities or warrants or other rights are sold to underwriters or dealers for public offering without a subscription offering, the initial public offering price, in any such case excluding any amounts paid or receivable for accrued interest or accrued dividends and without deduction of any compensation, discounts or expenses paid or incurred by the Company for and in the underwriting thereof, or otherwise in connection with the issue thereof. To the extent that such issuance shall be for a consideration other than cash, then, except as herein otherwise expressly provided, the amount of such consideration shall be deemed to be the fair value of such consideration at the time of such issuance as determined in good faith by the Board of Directors of the Company. The consideration for any Additional Shares of Common Stock issuable pursuant to any warrants or other rights to subscribe for or purchase the same shall be the consideration received by the Company for issuing such warrants or other rights plus the additional consideration payable to the Company upon the exercise of such warrants or other rights. The consideration for any Additional Shares of Common Stock issuable pursuant to the terms of any Convertible Securities shall be the consideration received by the Company for issuing any warrants or other rights to subscribe for or purchase such Convertible Securities plus the consideration paid or payable to the Company in respect of the subscription for or purchase of such Convertible Securities plus the additional consideration, if any, payable to the Company upon the exercise of the right of conversion or exchange of such Convertible Securities. In case of the issuance at any time of any Additional Shares of Common Stock or Convertible Securities in payment or satisfaction of any dividend upon any class of equity securities other than Common Stock, the Company shall be deemed to have received for such Additional Shares of Common Stock or Convertible Securities a consideration equal to the amount of such dividend so paid or satisfied.

          (b) Readjustment of per share Warrant Price. Upon expiration of the right of conversion or exchange of any Convertible Securities, or upon the expiration of any rights, options or warrants, or upon any increase in the minimum consideration receivable by the Company for the issuance of Additional Shares of Common Stock pursuant to such Convertible Securities, rights, options or warrants, if any such Convertible Securities shall not have been converted or exchanged, or if any such rights, options or warrants shall not have been exercised, the number of shares of Common Stock deemed to be issued and outstanding by reason of the fact that they were issuable upon conversion or exchange of any such Convertible Securities or upon exercise of any such rights, options or warrants shall no longer be computed as set forth above, and the per share Warrant Price shall forthwith be readjusted and thereafter be the price which it would have been (but reflecting any other adjustments in the per share Warrant Price made pursuant to the provisions of this Section 3 after the issuance of such Convertible Securities, rights, options or warrants) had the adjustment of the per share Warrant Price made upon the issuance or sale of such Convertible Securities or the issuance of such rights, options or warrants been made on the basis of the issuance only of the number of Additional Shares of Common Stock actually issued upon conversion or exchange of such Convertible Securities or upon the exercise of such rights, options or warrants, or upon the basis of such increased minimum consideration, as the case may be, and thereupon only the number of Additional Shares of Common Stock actually so issued or the number thereof issuable upon the basis of such increased minimum consideration shall be deemed to have been issued and only the consideration actually received or such increased minimum consideration receivable by the Company (computed in accordance with Section 3.4(a)) shall be deemed to have been received by the Company.

     3.5 Extraordinary Dividends. In case the Company shall declare a dividend upon its Common Stock (except a dividend payable in shares of Common Stock referred to in Section 3.1(a) or a dividend payable in warrants, rights or Convertible Securities referred to in Section 3.3) payable otherwise than out of retained earnings or surplus (other than revaluation surplus or paid-in surplus), the per share Warrant Price in effect immediately prior to the declaration of such dividend shall be reduced by an amount equal, in the case of a dividend in cash, to the amount thereof payable per share of Common Stock or, in the case of any other dividend, to the fair value thereof per share of Common Stock as determined in good faith by the Board of Directors of the Company. For the purposes of the foregoing, a dividend payable other than in cash shall be considered payable out of retained earnings or surplus (other than revaluation surplus or paid-in surplus) only to the extent that such retained earnings or surplus are charged an amount equal to the fair value of such dividend as determined by the Board of Directors of the Company. Such reduction shall take effect as of the date on which a record is taken for the purpose of such dividend or, if a record is not taken, the date as of which the holders of the Common Stock of record entitled to such dividend are to be determined. Appropriate readjustment of the per share Warrant Price shall be made in the event that any dividend referred to in this Section 3.5 shall be lawfully abandoned.

     3.6 Adjustment of Number of Shares Purchasable. Upon each adjustment of the per share Warrant Price, the number of shares of Common Stock purchasable hereunder shall be equal to the amount determined by dividing the aggregate Warrant Price then in effect by the per share Warrant Price in effect immediately following such adjustment.

     3.7 Minimum Adjustment. Except as hereinafter provided, no adjustment of the per share Warrant Price hereunder shall be made if such adjustment results in a change of the per share Warrant Price then in effect of less than $.05. Any adjustment of less than $.05 shall be carried forward and shall be made at the time of and together with any subsequent adjustment which, together with the adjustment or adjustments so carried forward, amounts to $.05 or more of the per share Warrant Price then in effect. However, upon the exercise of this Warrant, the Company shall make all necessary adjustments not theretofore made to the per share Warrant Price up to and including the date upon which this Warrant is exercised.

     3.8 Notice of Adjustments. Whenever the per share Warrant Price or number of shares deliverable upon exercise of this Warrant shall be adjusted pursuant to this Section 3, the Company shall promptly prepare a certificate signed by the President or a Vice President and by the principal financial officer or principal accounting officer of the Company setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, and the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors of the Company made any determination hereunder), and shall promptly cause copies of such certificate to be mailed (by first class mail, postage prepaid) to the holder of this Warrant.

     3.9 Date of Determination of Current Market Price. For all purposes of this Warrant, the date of determination of the Current Market Price of any Additional Shares of Common Stock shall be the earlier of (i) the date on which the Company shall enter into a firm contract for the issuance of such Additional Shares of Common Stock or (ii) the date of actual issuance of such Additional Shares of Common Stock.

4.   MERGERS, CONSOLIDATIONS, SALES.

     In the case of any consolidation or merger of the Company with another entity, or the sale of all or substantially all of its assets to another entity, or any reorganization or reclassification of the Common Stock or other equity securities of the Company (except a split-up or combination provision for which is made in Section 3.1), then, as a condition of such consolidation, merger, sale, reorganization or reclassification, lawful and adequate provision shall be made whereby the holder of this Warrant shall thereafter have the right to receive upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore purchasable hereunder, such shares of stock, securities or assets as may (by virtue of such consolidation, merger, sale, reorganization or reclassification) be issued or payable with respect to or in exchange for the number of shares of Common Stock immediately theretofore so purchasable hereunder had such consolidation, merger, sale, reorganization or reclassification not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the holder of this Warrant to the end that the provisions hereof (including, without limitation, provisions for adjustment of the per share Warrant Price) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon exercise of this Warrant. The Company shall not effect any such consolidation, merger or sale unless, prior to or simultaneously with the consummation thereof, the successor entity (if other than the Company) resulting from such consolidation or merger or the entity purchasing such assets shall assume, by written instrument executed and mailed or delivered to the holder of this Warrant, the obligation to deliver to such holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to receive.

5.   DISSOLUTION OR LIQUIDATION.

     In the event of any proposed distribution of the assets of the Company in dissolution or liquidation except under circumstances when the foregoing Section 4 shall be applicable, the Company shall mail notice thereof to the holder of this Warrant and shall make no distribution to shareholders until the expiration of 30 days from the date of mailing of the aforesaid notice and, in any such case, the holder of this Warrant may exercise the purchase rights with respect to this Warrant within 30 days from the date of mailing such notice and all rights herein granted not so exercised within such 30-day period shall thereafter become null and void.

6.   NOTICE OF EXTRAORDINARY DIVIDENDS.

     If the Board of Directors of the Company shall declare any dividend or other distribution on its Common Stock except out of retained earnings or surplus or by way of a stock dividend payable on its Common Stock, the Company shall mail notice thereof to the holder of this Warrant not less than 15 days prior to the record date fixed for determining shareholders entitled to participate in such dividend or other distribution and the holder of this Warrant shall not participate in such dividend or other distribution or be entitled to any rights on account or as a result thereof (except adjustments in the per share Warrant Price as provided in Section 3.5) unless and to the extent that this Warrant is exercised prior to such record date. The provisions of this Section 6 shall not apply to distributions made in connection with transactions covered by Section 4.

7.   FRACTIONAL SHARES.

     Fractional shares shall not be issued upon the exercise of this Warrant but in any case where the holder hereof would, except for the provisions of this paragraph, be entitled under the terms hereof to receive a fractional share upon the complete exercise of this Warrant, the Company shall, upon the exercise of this Warrant for the largest number of whole shares then called for, pay to the holders of this Warrant a sum in cash equal to the proportional part of the per share Warrant Price represented by such fractional share.

8.   FULLY PAID STOCK; TAXES.

     The Company covenants and agrees that the shares of stock represented by each and every certificate for its Common Stock to be delivered on the exercise of the purchase rights herein provided for shall, at the time of such delivery, be validly issued and outstanding and be fully paid and nonassessable (except as set forth in Section 180.0622 of the Wisconsin Business Corporation Law). The Company further covenants and agrees that it will pay when due and payable any and all Federal, State and local taxes which may be payable in respect of the delivery of this Warrant or any Common Stock or certificates therefor upon the exercise of the purchase rights herein provided for pursuant to the provisions hereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the transfer and delivery of stock certificates in the name other than that of the holder exercising this Warrant, and any such tax shall be paid by such holder at the time of presentation.

9.   CLOSING OF TRANSFER BOOKS.

     The right to exercise this Warrant shall not be suspended during any period that the stock transfer books of the Company for its Common Stock may be closed. The Company shall not be required, however, to deliver certificates of its Common Stock upon such exercise while such books are duly closed for any purpose, but the Company may postpone the delivery of the certificates for such Common Stock until the opening of such books, and they shall, in such case, be delivered forthwith upon the opening thereof, or as soon as practicable thereafter.

10.  RESTRICTIONS ON TRANSFERABILITY OF WARRANTS AND SHARES;
     COMPLIANCE WITH LAWS.

     10.1 In General. This Warrant and the Common Stock issued upon the exercise hereof shall not be transferable except upon the conditions hereinafter specified, which conditions are intended to insure compliance with the provisions of the Securities Act (or any similar Federal statute at the time in effect) and any applicable state securities laws in respect of the transfer of this Warrant or any such Common Stock.

     10.2 Restrictive Legends. Each Warrant shall bear on the face thereof a legend substantially in the form of the notice endorsed on the first page of this Warrant.

     Each certificate for shares of Common Stock initially issued upon the exercise of any Warrant and each certificate for shares of Common Stock issued to a subsequent transferee of such certificate shall, unless otherwise permitted by the provisions of this Section 10.2, bear on the face thereof a legend reading substantially as follows:

          "The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act and any such state laws which may be applicable and are transferable only upon the conditions specified in the Warrant pursuant to which such shares were issued."

     In the event that a registration statement covering the Registrable Securities shall become effective under the Securities Act and under any applicable state securities laws or in the event that the Company shall receive an opinion of its counsel that, in the opinion of such counsel, such legend is not, or is no longer, necessary or required (including, without limitation, because of the availability of the exemption afforded by Rule 144 of the General Rules and Regulations of the Commission), the Company shall, or shall instruct its transfer agents and registrars to, remove such legend from the certificates evidencing the Restricted Stock or issue new certificates without such legend in lieu thereof. Upon the written request of the holder or holders of any Warrant or of any Restricted Stock, the Company covenants and agrees forthwith to request its counsel to render an opinion with respect to the matters covered by this Section 10.2 and to bear all expenses in connection with the same.

     10.3 Notice of Proposed Transfer; Registration Not Required. The holder of each Warrant or any Restricted Stock, by acceptance thereof, agrees to give prior written notice to the Company of such holder's intention to transfer such Warrant or the Underlying Shares relating thereto or such Restricted Stock (or any portion thereof), describing briefly the manner and circumstances of the proposed transfer. Promptly after receiving such written notice, the Company shall present copies thereof to Company counsel. If in the opinion of such counsel the proposed transfer may be effected without registration or qualification under any Federal or state law of such Warrant or the Registrable Securities, the Company, as promptly as practicable, shall notify such holder of such opinion and of the terms and conditions, if any, to be observed, whereupon such holder shall be entitled to transfer such Warrant or such Registrable Securities, all in accordance with the terms of the notice delivered to such holder by the Company; provided that in the event such counsel is unable to render such a favorable opinion permitting such transfer, the holder of this Warrant shall be entitled to consult with its counsel regarding the basis for such inability to render any proposed legal opinion. If counsel for the Company is unable to render such an opinion (in which case said counsel shall set forth in writing the basis for its legal conclusions in this regard), the proposed transfer described in the written notice given pursuant to the first sentence of this Section 10.3 may not be effected except upon registration or qualification or compliance with the conditions of an exemptive regulation of the Commission or any applicable state securities regulatory authority. The Company shall promptly notify such holder that registration, qualification, filing or compliance is required prior to transfer by such holder and thereafter such holder shall not be entitled to effect such transfer until receipt of a subsequent notice from the Company pursuant to the immediately preceding sentence or until such registration, qualification, filing or compliance has become effective. All fees and expenses of counsel for the Company furnishing the opinion provided for in this Section 10.3 and the reasonable fees and expenses of counsel designated by any holder of Warrants or Restricted Stock for consultation in accordance with this Section 10.3 shall be paid by the Company.

     10.4 Required Registration.

          (a) Filing of Registration Statement. The Company will, upon the written request of the Requisite Holders given at any time on or after July 22, 1998, requesting that the Company effect the registration under the Securities Act of all or at least 25% of such Requisite Holders' Registrable Securities and specifying the Registrable Securities to be sold and the intended method of disposition thereof, promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration (a "Required Registration") under the Securities Act of:

               (i) the Registrable Securities that the Company has been so requested to register by the Requisite
          Holders, and

               (ii) all other Registrable Securities that the Company has been requested to register by the holders thereof by written request given to the Company within 30 days after the giving of such written notice by the Company (which request shall specify the Registrable Securities to be sold and the intended method of disposition of such Registrable Securities);

     all to the extent required to permit the disposition (in accordance with the intended method thereof as aforesaid) of the Registrable Securities so to be registered; provided, however, that the Company shall be required to effect only one Required Registration pursuant to this Section 10.4 that is deemed effected under Section 10.4(e) and pursuant to similar terms contained in the Related Warrants that is deemed effected under the terms contained in the Related Warrants. It is expressly acknowledged that the Company shall be required to effect only one Required Registration as may be requested by the holder of this Warrant and the Related Warrants. If the Registrable Securities subject to being registered pursuant to this Section 10.4 may be, at the time of the request in respect thereof, registered on Form S-3, the Company may effect such registration on Form S-3, provided that the foregoing shall not be deemed to release the Company from complying with the requirements of this Section 10.4 if the Company is not eligible to register the Registrable Securities on Form S-3 at the time of a request for a Required Registration.

          (b)  Time for Filing and Effectiveness.   On or before
     the date which is 120 days after the request for such registration, the Company shall file with the Commission the Required Registration with respect to all Registrable Securities to be so registered, and shall use its reasonable best efforts to cause such Required Registration to become effective as promptly as practicable after the filing thereof, but in no event later than the day which is 210 days after the request for such registration. Notwithstanding the foregoing, if the Company shall furnish to the Requisite Holders requesting a Required Registration pursuant to this Section 10.4 and each other holder of Registrable Securities participating in the registration thereunder, a certificate signed by the President or Chief Executive Officer of the Company stating that, in the good faith and reasonable business judgment of the Board of Directors of the Company, the filing of such Required Registration would materially interfere with the filing by the Company with the Commission of a Form 10-K or any registration statement filed prior to a request for a Required Registration hereunder or any acquisition or corporate reorganization or debt restructuring by the Company, and that it is therefore essential to defer the filing of such Required Registration, the Company shall have the right to defer the commencement of the taking of action with respect to such filing for a period of not more than 180 days after receipt of the request of the Requisite Holders; provided, however, that the Company may not utilize this right if this right has been used under the terms of this Warrant or the Related Warrants at any time during the immediately preceding 365-day period. If the Company shall so postpone the filing of such Required Registration, the Requisite Holders and all other holders of Registrable Securities participating therein shall have the right to withdraw from such registration by giving written notice to the Company within 30 days after receipt of such notice of postponement. In connection with any such withdrawal by the Requisite Holders, the Requisite Holders shall be deemed to fully rescind their request for such Required Registration, in which case said request shall be deemed rescinded and preserved for future use, the registration and offering of all Registrable Securities in connection with such offering will be cancelled and the Company will pay all costs in connection therewith as provided in Section 10.9.

          (c) Selection of Underwriters. If Registrable Securities that the Company has been requested to register pursuant to a Required Registration are to be disposed of in an underwritten public offering, the underwriters of such offering shall be one or more underwriting firms of recognized standing reasonably acceptable to the Requisite Holders.

          (d) Priority on Required Registrations. If the managing underwriter shall advise the Company in writing (with a copy to each holder of Registrable Securities requesting sale) that, in such underwriter's opinion, the number of shares of securities requested to be included in such Required Registration exceeds the number that can be sold in such offering within a price range acceptable to the Company (such writing to state the basis of such opinion and the approximate number of shares of securities that may be included in such offering without such effect), the Company will include in such Required Registration, to the extent of the number of shares of securities that the Company is so advised can be sold in such offering:

               (i) first, Registrable Securities requested to be sold by the holders thereof pursuant to this Section 10.4, pro rata among such holders on the basis of the number of Registrable Securities requested to be so registered by such holders, and

               (ii) second, all other securities proposed to be registered by the Company and any other stockholders, in such proportions as the Company and such other stockholders shall agree or as shall be set forth in any applicable agreement between the Company and such other stockholders.

          (e)  When Required Registration is Deemed Effected.  A
     Required Registration pursuant to this Section 10.4 shall not be deemed to have been effected for purposes of the proviso to Section 10.4(a) if:

               (i) the registration does not become effective and remain effective for a period of at least 120 days (or for (A) such shorter period in which all shares of Registrable Securities proposed to be sold in such Required Registration are actually sold, or (B) for such longer period (not to exceed an additional 60 days) if an underwriter selling such shares deems such longer period reasonably necessary in order to sell all of the shares subject to such Required Registration), without interference by the issuance by the Commission of any stop order with respect thereto, unless the registration does not become effective after the Company has filed a registration statement because the holders of the Registrable Securities refuse to proceed (in which case the Required Registration will be deemed to have been effected);

               (ii) the Requisite Holders withdraw their request for registration in its entirety at any time because the Requisite Holders reasonably and in good faith believed that the registration statement or any prospectus related thereto contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein (in the case of any prospectus, in light of the circumstances under which they were made) not misleading, notified the Company of such fact, and requested that the Company correct such alleged misstatement or omission, and the Company has refused to correct such alleged misstatement or omission; or

               (iii) the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Required Registration are not satisfied, other than by reason of some act or omission by the holders of the Registrable Securities that were to have been registered and sold.

     10.5 Incidental Registration.

          (a) The Company agrees that at any time it proposes to register any of its Common Stock under the Securities Act on Form S-1 or any other form of registration statement then available for the registration under the Securities Act of securities of the Company and which is appropriate for the inclusion therein of the Registrable Securities as herein contemplated (excluding any registration (i) on Form S-8 relating to employee benefit plans or (ii) for the purpose of offering such securities to another business entity or the shareholders of such entity in connection with the acquisition of assets or shares of capital stock, respectively, of such entity or (iii) described in Section 10.13) (an "Incidental Registration"), it will give written notice to all holders of Registrable Securities of its intention so to do and upon the written request of the holder of any such Registrable Securities who intends to transfer such Registrable Securities promptly upon the effectiveness of such registration, given within 20 days after receipt of any such notice from the Company, the Company will in each instance use its best efforts to cause all Registrable Securities held by any requesting holder to be registered under said Securities Act and registered or qualified in those jurisdictions in which the Company intends to qualify the Common Stock under applicable "blue sky" or other state securities laws and up to five additional jurisdictions requested by any requesting holder, all to the extent necessary to permit the sale or other disposition thereof in the manner stated in such request by the prospective seller of the securities so registered. Any holder requesting registration of its Registrable Securities shall in its request describe briefly the manner of any proposed transfer of such Registrable Securities. Nothing in this Section 10.5 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

          (b) The Company shall furnish to the holders of the Registrable Securities requesting registration pursuant to
     Section 10.5, on the date that the registration statement with respect to such Registrable Securities becomes effective, and redeliver in connection with the filing of each post-effective amendment, (i) an opinion, dated such date, of the independent counsel representing the Company for the purposes of such registration, addressed to such holders, stating that such registration statement has become effective under the Securities Act and addressing such other customary legal matters as reasonably requested by such holders; and (ii) to the extent practicable a letter, dated such date, from the independent certified public accountants of the Company, addressed to such holders, stating that they are independent certified public accountants within the meaning of the Securities Act, and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act. Such letter from the independent certified public accountants shall additionally cover such other financial matters (including information as to the period ending not more than five Business Days prior to the date of such letter) with respect to the registration in respect of which such letter is being given as the Requisite Holders may reasonably request.

          (c) The Company's obligation to register Registrable Securities under this Section 10.5 shall be subject to the condition that each holder of Registrable Securities participating in any registered offering shall have provided such information and executed such documents (including an underwriting agreement) not inconsistent with the terms of this Warrant and the Related Warrants as may be requested by the Company and/or any underwriter in connection with such registration.

     10.6 Registration Procedures. The Company will use its best efforts to effect each Required Registration pursuant to Section
10.4 and to cooperate with the sale of such Registrable
Securities in accordance with the intended method of disposition thereof as quickly as practicable, and the Company will as expeditiously as possible:

          (a) prepare and file with the Commission the registration statement and use its best efforts to cause the Required Registration to become effective; provided, however, that before filing any registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the holders of the Registrable Securities covered by such registration statement, their counsel, and the underwriters, if any, and their counsel, copies of all such documents proposed to be filed at least 10 Business Days prior thereto, which documents will be subject to the reasonable review, within such 10-Business Day period, of such holders, their counsel and the underwriters; and the Company will not file any registration statement or amendment thereto or any prospectus or any supplement thereto (including such documents incorporated by reference) to which the Requisite Holders shall reasonably object within such 10-Business Day period, and will not include or name any holder in any Required Registration without the consent of such holder;

          (b) prepare and file with the Commission such amendments and post-effective amendments to any registration statement and any prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, and cause the prospectus to be supplemented by any required prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act;

          (c) furnish to each holder of Registrable Securities included in any Registration and the underwriter or underwriters, if any, without charge, at least one signed copy of the registration statement and any post-effective amendment thereto, upon request, and such number of conformed copies thereof and such number of copies of the prospectus (including each preliminary prospectus and each prospectus filed under Rule 424 under the Securities Act), any amendments or supplements thereto and any documents incorporated by reference therein, as such holder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities being sold by such holder (it being understood that the Company consents to the use of the prospectus and any amendment or supplement thereto by each holder of Registrable Securities covered by such registration statement and the underwriter or underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the prospectus or any amendment or supplement thereto);

          (d) notify each holder of the Registrable Securities of any stop order or other order suspending the effectiveness of any registration statement, issued or threatened by the Commission in connection therewith, and take all reasonable actions required to prevent the entry of such stop order or to remove it or obtain withdrawal of it at the earliest possible moment if entered;

          (e) if requested by the managing underwriter or underwriters or any holder of Registrable Securities in connection with any sale pursuant to a registration statement, promptly incorporate in a prospectus supplement or post-effective amendment such information relating to such underwriting as the managing underwriter or underwriters or such holder reasonably requests to be included therein; and make all required filings of such prospectus supplement or post-effective amendment as soon as practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment;

          (f) on or prior to the date on which a Required Registration is declared effective, use its best efforts to register or qualify, and cooperate with the holders of Registrable Securities included in such Required Registration, the underwriter or underwriters, if any, and their counsel, in connection with the registration or qualification of the Registrable Securities covered by such Required Registration for offer and sale under the securities or "blue sky" laws of up to ten states of the United States as any such holder or underwriter reasonably requests in writing; use its best efforts to keep each such registration or qualification effective, including through new filings, or amendments or renewals, during the period such registration statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in all such states reasonably requested of the Registrable Securities covered by such Required Registration; provided, however, that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (g) in connection with any sale pursuant to a Required Registration, cooperate with the holders of Registrable Securities and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under such Required Registration, and enable such securities to be in such denominations and registered in such names as the managing underwriter or underwriters, if any, or such holders may request;

          (h) use its best efforts to cause the Registrable Securities to be registered with or approved by such other governmental agencies or authorities within the United States and having jurisdiction over the Company or any Subsidiary as may reasonably be necessary to enable the seller or sellers thereof or the underwriter or underwriters, if any, to consummate the disposition of such Registrable Securities (provided that nothing in this clause
     (h) shall be deemed to require the Company to register or qualify the Registrable Securities in more than ten states of the United States, as more specifically set forth in clause (f) above);

          (i) make available for inspection by any holder of Registrable Securities included in any Required Registration, any underwriter participating in any disposition pursuant to any Required Registration, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable them to exercise their "due diligence" responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such person in connection with such Required Registration;

          (j)  use its best efforts to obtain:

               (i) at the time of effectiveness of the Required Registration, a "comfort letter" from the Company's independent certified public accountants covering such matters of the type customarily covered by "cold comfort letters" as the Requisite Holders and the underwriters reasonably request; and

               (ii) at the time of any underwritten sale pursuant to the registration statement, a "bring-down comfort letter," dated as of the date of such sale, from the Company's independent certified public accountants covering such matters of the type customarily covered by comfort letters as the Requisite Holders and the underwriters reasonably request;

          (k) use its best efforts to obtain, at the time of effectiveness of the Required Registration, an opinion or opinions, reasonably acceptable to the Requisite Holders in form and scope, from counsel for the Company in customary form;

          (l) notify each seller of Registrable Securities covered by such Registration, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and promptly prepare, file with the Commission and furnish to such seller or holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers or prospective purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they are made;

          (m) use its best efforts to otherwise comply in all material respects with all applicable rules and regulations of the Commission, and make generally available to its security holders (as contemplated by Section 11(a) under the Securities Act) an earnings statement satisfying the provisions of Rule 158 under the Securities Act no later than 90 days after the end of the 12-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the registration statement, which statement shall cover said 12-month period;

          (n) provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by the Required Registration from and after a date not later than the effective date of such Required Registration;

          (o) use its best efforts to cause all Registrable Securities covered by the Required Registration to be listed subject to notice of issuance, prior to the date of the first sale of such Registrable Securities pursuant to such Required Registration, on each securities exchange on which the Common Stock (or other securities issuable upon exercise of the Warrants) issued by the Company are then listed, or admitted to trading on NASDAQ, if the Common Stock or any such other securities are then admitted to trading on NASDAQ; and

          (p) enter into such agreements (including underwriting agreements in customary form) and take such other actions as the Requisite Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities pursuant to the Required Registration.

The Company may require each holder of Registrable Securities that will be included in any Registration to furnish the Company with such information in respect of such holder of its Registrable Securities that will be included in such Registration as the Company may reasonably request and as is required by applicable laws or regulations.

     10.7 Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act pursuant to the Required Registration, the Company will give the holders of such Registrable Securities so registered, their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement (other than reports and proxy statements incorporated therein by reference and lawfully and properly filed with the Commission) and each prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders or such underwriters, to conduct a reasonable investigation within the meaning of Section 11(b)(3) of the Securities Act.

     10.8 Rights of Requesting Holders. Each holder of Registrable Securities which makes a written request therefor within 30 days after the notice to such holders provided for in
Section 10.4 or Section 10.5, as the case may be, shall have the right to receive copies of the information, notices and other documents described in Section 10.6(c), Section 10.6(l) and
Section 10.6(m) in connection with any proposed Registration by the Company under the Securities Act.

     10.9 Expenses. The Company agrees to pay all expenses (including without limitation registration fees, qualification fees, legal expenses (including the reasonable fees and expenses of one counsel to the holders of Warrants or Restricted Stock whose Underlying Shares relating to such Warrants or whose Restricted Stock are being registered), printing expenses, the costs of special audits or "cold comfort" letters and expenses of underwriters, excluding discounts and commissions but including the reasonable fees and expenses of any necessary special experts) in connection with all registrations, qualifications, notifications or exemptions pursuant to Section 10.4 or Section
10.5 and all offerings and sales by each such holder of the Restricted Stock which is being registered in such registration pursuant to Section 10.4 or Section 10.5.

     10.10 Indemnification. In connection with each registration, qualification, notification, or exemption of securities under Section 10.4 or Section 10.5, the Company hereby agrees to indemnify the holder of the Warrants and/or Restricted Stock, and each underwriter thereof including each person, if any, who controls such Warrant holder or stockholder within the meaning of Section 15 of the Securities Act, against all losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or alleged untrue statement or omission based upon information furnished in writing to the Company or any such underwriter by or on behalf of such holder expressly for use therein, and the Company and each officer, director and controlling person of the Company shall be indemnified by each holder of Warrants and/or Restricted Stock for all such losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to the Company by such holder for any such use.

     Promptly upon receipt by a party indemnified under this
Section 10.10 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this Section, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may have to any indemnified party otherwise than under this Section 10.10. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless the indemnifying party either agrees to pay the same or fails to assume the defense of such action with counsel satisfactory to the indemnified party. No indemnifying party shall be liable for any settlement entered into without its consent.

     10.11 Other Registration of Common Stock. If any shares of Common Stock required to be reserved for purposes of the exercise of Warrants require registration with or approval of any governmental authority under any federal or state law (other than the Securities Act) before such shares may be issued upon conversion, the Company will, at its expense and as expeditiously as possible, use its best efforts to cause such shares to be duly registered or approved, as the case may be.

     10.12 Availability of Information. The Company will use its best efforts to comply with the reporting requirements of Sections 13 and 15(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, and use its best efforts to comply with all other public information reporting requirements of the Commission as from time to time in effect, and cooperate with the holders of Registrable Securities so as to permit disposition of the Registrable Securities pursuant to an exemption from the Securities Act for the sale of any Registrable Securities (including, without limitation, the current public information requirements of Rule 144(c) and Rule 144A under the Securities
Act). The Company will also cooperate with each holder of any Registrable Securities in supplying such information as may be necessary for such holder to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any Registrable Securities.

     10.13 SWIB Warrants. The Company agrees that at any time it has received a request from the holder of the SWIB Warrants to register any of its Registrable Securities in a Required Registration (as such terms are defined in the SWIB Warrants), it will give written notice to all holders of Registrable Securities hereunder of its intention to proceed with such registration, and upon the written request of the holder of any such Registrable Securities who intends to transfer such Registrable Securities promptly upon the effectiveness of such registration, given within 20 days after receipt of any such notice from the Company, and the consent of the Requisite Holders (as defined in the SWIB Warrants) of the SWIB Warrants to the inclusion of such Registrable Securities in such registration, the Company will in each instance use its best efforts to cause all Registrable Securities held by any requesting holder to be included in such registration. If any Registrable Securities are included in any such registration, each holder of such Registrable Securities shall pay its pro rata share (to be determined with reference to the total number of shares of stock included in such registration) of the direct out of pocket costs of the Company paid to third parties, including registration fees, qualification fees, reasonable legal expenses of the Company, printing expenses, the costs of special audits or "cold comfort" letters and expenses of underwriters, and the reasonable fees and expenses of any necessary special experts in connection with all registrations, qualifications, notifications or exemptions pursuant to such registration and all offerings and sales by each holder of the Restricted Stock which is being registered in such registration.

11.  PARTIAL EXERCISE AND PARTIAL ASSIGNMENT.

     If this Warrant is exercised in part only, the holder hereof shall be entitled to receive a new Warrant of the same series covering the number of shares in respect of which this Warrant shall not have been exercised as provided in Section 1. If this Warrant is partially assigned, this Warrant shall be surrendered at the principal office of the Company (with the partial assignment form at the end hereof duly executed), and thereupon a new Warrant of the same series shall be issued to the holder hereof covering the number of shares not assigned and setting forth the proportionate aggregate Warrant Price applicable to such shares not assigned. The assignee of such partial assignment of this Warrant shall also be entitled to receive a new Warrant of the same series covering the number of shares so assigned and setting forth the proportionate aggregate Warrant Price applicable to such assigned shares.

12.  WARRANT DENOMINATIONS.

     Warrants are issuable or transferable in the minimum denomination of 1,000 shares and any amount of shares in excess thereof (as nearly as may be practicable and subject to required adjustments hereunder), and the Warrants of each denomination are interchangeable upon surrender thereof at the principal office of the Company for Warrants of other denominations, but aggregating the same number of shares and of the same series as the Warrants so surrendered. All Warrants will be dated the same date as this Warrant.

13.  DEFINITIONS.

     In addition to the terms defined elsewhere in this Warrant, the following terms have the following respective meanings:

     The term "Additional Shares of Common Stock" shall mean all shares of Common Stock issued by the Company on or after the date of this Warrant, except

          (a)  Common Stock issued upon exercise of the Warrants;

          (b)  Common Stock issued upon exercise of the SWIB
     Warrants; and

          (c) Up to 625,000 shares of Common Stock issued to officers of the Company under the Company's stock option, stock purchase or other benefit plans.

     The term "Business Day" shall mean any date except a Saturday, Sunday or other day on which commercial banks are generally not open for business in Milwaukee, Wisconsin or Columbus, Ohio.

     The term "Commission" shall mean the Securities and Exchange
Commission, or any other Federal agency at the time administering the Securities Act or the Trust Indenture Act, as the case may be.

     The term "Common Stock" as used herein shall include any class of capital stock of the Company now or hereafter authorized, the right of which to share in distributions either of earnings or assets of the Company is without limit as to any amount or percentage; provided, however, that the shares of Common Stock deliverable upon the exercise of the rights granted under this Warrant shall include only Common Stock of the Company having a par value of $.05 per share authorized at the date hereof and any class of Common Stock issued in substitution therefor.

     The term "Convertible Securities" shall mean evidences of indebtedness shares of stock or other securities which are convertible into or exchangeable for Additional Shares of Common
Stock, either immediately or upon the arrival of a specified date or the happening of a specified event.

     The term "Current Market Price" per share of Common Stock for the purposes of any provision of this Warrant shall be, as of the date of any determination thereof, deemed to be the average of the daily market prices per share for the five consecutive Business Days immediately preceding the date of determination. The market price for each such Business Day shall be (i) if the Common Stock shall at the time be listed or admitted to unlisted trading privileges on the New York Stock Exchange, on the basis of the last reported sale price regular way of the Common Stock on the Composite Tape (or if the Common Stock at the time be not so listed or admitted to unlisted trading privileges on the New York Stock Exchange but be listed or admitted to unlisted trading privileges on another national securities exchange, on the basis of the last reported sale price regular way on a national securities exchange on which the Common Stock is at the time listed or admitted to unlisted trading privileges) on each such Business Day upon which such a sale shall have been effected (or if no sale takes place on any such day on such exchange, the average of the closing bid and asked prices on such day as officially quoted on such exchange), or (ii) if the Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the average of the highest reported bid and lowest reported asked prices of the Common Stock in the over-the-counter market on each such Business Day, as reported by the National Association of Securities Dealers Automated Quotations System ("NASDAQ") or similar organization if NASDAQ is no longer reporting such information or, if not so available, the fair market price as determined in good faith by the Board of Directors of the Company.

     The term "Form S-3" shall mean such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the Commission which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the Commission.

     The term "Initial per share Warrant Price" shall mean the lesser of

          (a)  $2.25 and

          (b) the average of the daily market prices per share (determined in accordance with the definition of "Current Market Price") of the Common Stock for the ten consecutive Business Days immediately following the Business Day on which the Company publicly announces the Restructuring (as such term is defined in the Note Agreement), provided that in the event the Restructuring does not take place, the Initial per share Warrant Price shall be as set forth in clause (a) of this definition.

     The term "Note Agreement" shall mean the Amended and Restated Note Agreement dated as of July 25, 1996, as amended from time to time, among the Company, Nationwide Life Insurance Company, Employers Life Insurance Company of Wausau and West Coast Life Insurance Company.

     The term "Notes" shall mean the Senior Secured Notes due
January 15, 2000, of the Company issued pursuant to the Note
Agreement.

     The term "Registrable Securities" shall mean, at any time:

          (a) any shares of Common Stock that have been issued upon the exercise of any Warrant; and

          (b) any shares of Common Stock that are issuable upon the exercise of Warrants which are exercisable at such time.

For purposes of Section 10 of this Warrant, holders of Warrants at any time shall be deemed to be holders of Registrable
Securities described in clause (b) of this definition that are at such time issuable upon exercise in full of such Warrants. As to any particular Registrable Securities, once issued, such Securities shall cease to be Registrable Securities:

          (i) when a registration statement with respect to the sale of such Securities shall have become effective under the Securities Act and such Securities shall have been disposed of in accordance with such registration statement;

          (ii) when such Securities shall have been distributed to the public pursuant to Rule 144 (or any successor provision) under the Securities Act;

          (iii)     when such Securities shall have been
     otherwise transferred and subsequent disposition thereof shall not require registration or qualification under the Securities Act;

          (iv) when such Securities shall have ceased to be outstanding or (with respect to Registrable Securities described in clause (b) of this definition) issuable upon exercise of the Warrants; or

          (v) when such Securities shall be held (directly or indirectly) by the Company, any Subsidiary or any Affiliate.

     The term "Registration" shall mean the Required Registration and each Incidental Registration.

     The term "Related Warrants" shall mean the warrants (other than this Warrant) of series A and series B initially issued by the Company on the date hereof to the holders of the Notes.

     The term "Requisite Holders" shall mean the holders of Warrants and Restricted Stock which constitute 50% or more of the sum of (i) the Underlying Shares which are issuable upon the exercise of all Warrants then outstanding plus (ii) the aggregate number of shares of Restricted Stock at the time outstanding.

     The term "Restricted Stock" shall mean the shares of Common
Stock of the Company issued upon the exercise of any of the Warrants and evidenced by a certificate required to bear the legend specified in Section 10.2.

     The term "Restructuring" shall have the meaning ascribed thereto in the Note Agreement.

     The term "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     The term "SWIB Warrants" shall mean the warrants initially issued by the Company on the date hereof to State of Wisconsin
Investment Board and all warrants hereafter issued in exchange for the SWIB Warrants.

     The term "Trust Indenture Act" shall mean the Trust
Indenture Act of 1939, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

     The term "Underlying Shares" shall mean the shares of Common
Stock of the Company issuable upon exercise of any of the Warrants.

     The term "Warrants" as used herein shall mean this Warrant and the Related Warrants and all warrants hereafter issued in exchange or substitution for this Warrant or any Related
Warrants.

14.  LOST, STOLEN WARRANTS, ETC.

     In case this Warrant shall be mutilated, lost, stolen or destroyed, the Company may issue a new Warrant of like date, series, tenor and denomination and deliver the same in exchange and substitution for and upon surrender and cancellation of the mutilated Warrant, or in lieu of the Warrant lost, stolen or destroyed, upon receipt of evidence satisfactory to the Company of the loss, theft or destruction of such Warrant, and upon receipt of indemnity satisfactory to the Company. If an institutional holder is the owner of any such lost, stolen or destroyed Warrant, then the affidavit of an authorized officer of such owner, setting forth the facts of loss, theft or destruction and of its ownership of the Warrant at the time of such loss, theft or destruction shall be accepted as satisfactory evidence thereof and no further indemnity shall be required as a condition to the execution and delivery of a new Warrant other than the written agreement of such owner to indemnify the Company.

15.  WARRANT HOLDER NOT SHAREHOLDER.

     This Warrant does not confer upon the holder hereof any right to vote or to consent or to receive notice as a shareholder of the Company, as such, in respect of any matters whatsoever, or any other rights or liabilities as a shareholder, prior to the exercise hereof as hereinbefore provided.

16.  SEVERABILITY.

     Should any part of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed and accepted the remaining portion of this Warrant without including therein any such part, parts or portion which may, for any reason, be hereafter declared invalid.

17.  INDEX AND CAPTIONS.

     The index and the descriptive headings of the various sections of this Warrant are for convenience only and shall not affect the meaning or construction of the provisions hereof.

18.  APPLICABLE LAW.

     This Warrant will be construed in accordance with and governed by the laws of the State of Wisconsin.

     IN WITNESS WHEREOF, Stokely USA, Inc. has caused this
Warrant to be signed by its President or one of its Vice
Presidents and its corporate seal to be hereunto affixed and attested by its Secretary or one of its Assistant Secretaries and this Warrant to be dated July ___, 1996.

                              STOKELY USA, INC.




ATTEST:                                 President



___________________________
       Secretary

                           SUBSCRIPTION

STOKELY USA, INC.

     The undersigned, _______________, pursuant to the provisions of the within Warrant, hereby elects to purchase ________ shares of Common Stock of Stokely USA, Inc. covered by the within Warrant.


                    Signature ________________________________
                    Address __________________________________


Dated ________________________________

                            ASSIGNMENT

     FOR VALUE RECEIVED ____________________________ hereby
sells, assigns and transfers unto ______________________________
the within Warrant and all rights evidenced thereby and does irrevocably constitute and appoint ______________________________, attorney, to transfer the said
Warrant on the books of the within-named Company.



                              ________________________________

Dated: ________________________________




                        PARTIAL ASSIGNMENT


     FOR VALUE RECEIVED ________________________ hereby sells, assigns and transfers unto ____________________________ that portion of the within Warrant and the rights evidenced thereby which will on the date hereof entitle the holder to purchase _____________ shares of Common Stock of Stokely USA, Inc., and does hereby irrevocably constitute and appoint ______________________________, attorney, to transfer that part of the said Warrant on the books of the within-named Company.


                              ________________________________

Dated:______________________________